Exhibit 99.1


                                    NEWS RELEASE
CONTACT:
ARMAND CORREIA
SENIOR VICE PRESIDENT & CFO
(845) 369-4600

FOR IMMEDIATE RELEASE
MAY 21, 2003


         THE DRESS BARN, INC. REPORTS THIRD QUARTER FISCAL 2003 RESULTS

     SUFFERN, NY - MAY 21, 2003 - The Dress Barn, Inc. (NASDAQ - DBRN), one of the nation's leading women's specialty retailers offering quality career and casual fashion apparel at value prices, today reported financial results for the fiscal third quarter ended April 26, 2003.

     As previously reported, net sales for the quarterly period ended April 26, 2003, decreased 6% to $165.7 million compared to $177.1 million for the same quarterly period ended April 27, 2002. Same store sales decreased 9%. Third quarter net income decreased to $2.6 million, or $0.09 per diluted share compared to $9.5 million, or $0.25 per diluted share for the same quarterly period last year.

     Net sales for the nine months ended April 26, 2003, decreased 2% to $519.0 million compared to $530.4 million for the same nine-month period ended April 27, 2002. Same store sales decreased 5%. Net income for this nine-month period decreased to $16.0 million or $0.49 per diluted share compared to $24.5 million, or $0.66 per diluted share last year.

     This year's earnings per share were favorably impacted by $0.02 for the quarterly period and $0.07 for the nine-month period as a result of the successful completion of the Company's Dutch Auction tender offer during October, 2002. Under the tender offer the Company repurchased 8 million shares at a cost of approximately $120 million.

         Elliot S. Jaffe, Chairman of the Board commented: "Our quarterly sales performance continued to be impacted by weak consumer confidence, and unseasonably cold weather. While inventories are above plan levels, the increase is in current season merchandise."

         "We are hopeful that with the arrival of warm weather, sales will improve and inventories will come into line. We believe we are well-positioned to regain sales momentum when the retail climate improves."

     The Company's quarterly results do not reflect an April 10, 2003 jury verdict of $30 million of compensatory damages in a lawsuit brought by Alan M. Glazer and related parties. The Company cannot reasonably estimate the amount of the judgment, if any, that may be entered in such lawsuit. The Company has filed motions to set aside the verdict. The trial court will determine any punitive damages. The Company anticipates that before the release of its results for its fiscal year ending July 26, 2003, the trial court will likely determine the amount of the judgement, and the Company intends to reflect in its fourth quarter and fiscal year financial results the amount, if any, of any judgment entered. If a judgment against the Company is entered, the Company expects to vigorously pursue an appeal.

     As of April 26, 2003, the Company operated 777 stores (200 Dress Barn, 58 Dress Barn Woman and 519 Combination Stores) in 44 states.

     As previously announced, The Company will host a conference call on Thursday, May 22, 2003 at 3:00 p.m. (EDT) to review its third quarter financial results. The conference call will be simulcast at the Company's website, www.dressbarn.com and www.vcall.com. The dial-in number is (703) 871-3025, please reference, "The Dress Barn, Inc.'s Third Quarter Earnings Conference Call". A replay of the call will also be available until May 29, 2003 by dialing
(888) 266-2081, the pass code is 127568.

     Statements and comments made in this press release and during the scheduled conference call not historical in nature are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Such factors may be described in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended July 27, 2002 and Form 10-Q for the fiscal quarter ended January 25, 2003. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized.

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings - Unaudited
Dollars in thousands except per share amounts

                                                Thirteen Weeks Ended
                                   ---------------------------------------------
                                         April 26,              April 27,
                                              2003                   2002
                                      -------------         --------------

     Net sales                         $165,692   100.0%      $177,119   100.0%
     Cost of sales, including
       occupancy and buying costs       109,956    66.4%       111,804    63.1%
                                      -------------         --------------
     Gross profit                        55,736    33.6%        65,315    36.9%
     Selling, general and
       administrative expenses           46,973    28.3%        45,271    25.6%
     Depreciation expense                 5,193     3.1%         6,082     3.4%
                                      -------------         --------------
     Operating income                     3,570     2.2%        13,962     7.9%
     Interest income- net                   507     0.3%           923     0.5%
                                      -------------         --------------
     Earnings before income taxes         4,077     2.5%        14,885     8.4%
     Income taxes                         1,468     0.9%         5,359     3.0%
                                      -------------         --------------
        Net earnings                     $2,609     1.6%        $9,526     5.4%
                                      =============         ==============
     Earnings per share:
          Basic:                          $0.09                  $0.26
                                      =============         ==============
          Diluted:                        $0.09                  $0.25
                                      =============         ==============
     Average shares outstanding
          Basic:                         29,139                 36,334
                                      -------------         --------------
          Diluted:                       29,861                 37,443
                                      -------------         --------------

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings - Unaudited
Dollars in thousands except per share amounts

                                              Thirty-Nine Weeks Ended
                                      ------------------------------------------
                                         April 26,              April 27,
                                              2003                   2002
                                      -------------         --------------

     Net sales                         $518,990   100.0%      $530,439   100.0%
     Cost of sales, including
       occupancy and buying costs       336,927    64.9%       340,997    64.3%
                                      -------------         --------------
     Gross profit                       182,063    35.1%       189,442    35.7%
     Selling, general and
       administrative expenses          142,671    27.5%       137,198    25.9%
     Depreciation expense                17,225     3.3%        17,902     3.3%
                                      -------------         --------------
     Operating income                    22,167     4.3%        34,342     6.5%
     Interest income- net                 2,891     0.5%         3,976     0.7%
                                      -------------         --------------
     Earnings before income taxes        25,058     4.8%        38,318     7.2%
     Income taxes                         9,022     1.7%        13,795     2.6%
                                      -------------         --------------
        Net earnings                    $16,036     3.1%       $24,523     4.6%
                                      =============         ==============
     Earnings per share:
          Basic:                          $0.50                  $0.67
                                      =============         ==============
          Diluted:                        $0.49                  $0.66
                                      =============         ==============
     Average shares outstanding
          Basic:                         31,903                 36,505
                                      -------------         --------------
          Diluted:                       32,656                 37,412
                                      -------------         --------------

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
Dollars in thousands

                                         April 26,              April 27,
                                              2003                   2002
                                      -------------         --------------
ASSETS
Current Assets:
     Cash & cash equivalents               $44,720                $42,770
     Marketable securities                  52,404                186,661
     Merchandise inventories               118,777                106,659
     Prepaid expenses and other              3,233                  4,379
                                      -------------         --------------
        Total Current Assets               219,134                340,469
Property and Equipment                     136,549                 93,156
Deferred Income Taxes                        5,798                  5,688
Other Assets                                 4,908                  5,173
                                      -------------         --------------
                                          $366,389               $444,486
                                      =============         ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities                       $133,078               $128,998
Shareholders' Equity                       233,311                315,488
                                      -------------         --------------
                                          $366,389               $444,486
                                      =============         ==============